Exhibit 10(a)(1)

                    NORTHWESTERN PUBLIC SERVICE COMPANY
                     SUPPLEMENTAL INCOME SECURITY PLAN


                                 ARTICLE I
                      DEFINITIONS AND INTERPRETATIONS

      1.1   Definitions.   When the following terms are  used  herein  with
initial capital letters, they shall mean:

           (a) Administrator. The Company or such individual or committee as the Company shall designate from time to time. The Administrator shall have the authority to administer the Plan and to construe its provisions, and the decisions of the Administrator shall be final and binding on all parties. The Administrator shall constitute the "administrator" and "named fiduciary" of the Plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA").

          (b)  Company.  Northwestern Public Service Company.

           (c) Disability. The total and permanent disability as determined by a doctor of medicine approved by the Company, which event will be deemed to have occurred on the date of delivery of such doctor's certificate to such effect to the Company. In lieu of such certification, the Company may accept, as proof of total and permanent disability, proof of the Participant's eligibility for disability benefits under the Federal Social Security Act, as amended from time to time.

           (d) Earnings. The amount of salary paid by the Company to a Participant for services rendered, excluding any commissions and bonuses.

           (e) Earnings Level. Earnings within a prescribed range as shown on the attached Schedule A.

           (f)   Employee.   An  individual who  customarily  works  a
     regularly scheduled work week with the Company of at least twenty
     (20) hours per week.

           (g) Participant. An Employee who has become eligible to participate in the Plan in accordance with Article II.

           (h) Plan Anniversary. The first day of a Plan Year which is July 1 of each year.

           (i) Plan Year. The twelve (12) month period beginning on July 1 and ending on June 30.

           (j) Retirement Date. The later of the Employee's or Director's 65th birthday or retirement from the Company.

     1.2 Gender and Number. The pronouns "he", "him" and "his", referring to an Employee, Participant or Beneficiary, shall also refer to and include females as well as males, and the singular shall include the plural, and the plural the singular, except when the context or otherwise requires.

                                ARTICLE II
                                ELIGIBILITY

     2.1 Eligibility. Senior management employees who are selected by the Chief Executive Officer of the Company ("Eligible Employee") and all outside members of the Board of Directors of the Company shall be eligible to participate in this Plan as of the date he has satisfied such requirement. To be an Eligible Employee, one must:

          (a)  Be under age 65;

           (b) Be credited with six months or more of service in a qualifying position; and

          (c)  Be actively at work on the Plan Anniversary Date.

           (d) Be in a state of health that would meet customary requirements at reasonable standard insurance rates.

     2.2 Special State of Health Rule. Participation in the Plan shall be limited to those Eligible Employees and Directors whose state of health and safety at the time of their entry into the Plan is determined to the satisfaction of the Administrator to be normal for their age group, on the basis of standards comparable to those customarily employed in the insurance industry for setting standard premium rates; provided, however, that the Administrator in its sole discretion may permit participation by an Eligible Employee or Director whose state of health or safety does not meet this requirement, on the condition that the amount of benefits provided to him or his Beneficiary may be reduced, at the Administrator's discretion, from that which would otherwise apply to him under the terms of this Plan. An Eligible Employee or Director who participates in the Plan under this section shall be advised by the Administrator in a written notice no later than sixty (60) days after the determination of his state of health and safety as required herein, of the dollar amount of benefits to be provided to him (or his Beneficiary) under the Plan.

      2.3 Forfeiture of Eligibility. No benefits shall apply to a terminated Participant who, prior to the occurrence of a Change in Control or Major Transaction, is discharged from his employment with the Company on account of dishonesty or misconduct.

                                ARTICLE III
                                 BENEFITS

       3.1 Death Benefits. Upon the death of a Participant, the Participant's Beneficiary shall be entitled to receive Death Benefits in the form of a monthly income in the amount applicable to the Participant's executed certificate on file (Earnings Level for Eligible Employees) as shown on the attached Schedule A.

     3.2 Retirement Benefits. Subject to the provisions of Article II, an Eligible Employee shall upon his retirement, be eligible to receive a Retirement Benefit on his Retirement Date. The amount of benefit shall be based on the Participant's executed certificate on file as shown on the attached Schedule A. An election for Retirement Benefits by an Eligible
Employee must be made within thirty (30) days of Retirement. At the time of the election, the Eligible Employee may elect to receive all or part of the retirement benefit in 25% increments. Once this election is made, it cannot be changed.

     3.3 Increase in Benefits. Subject to the provisions of Article II, a Participant whose Earnings increase to the extent that he enters a higher Earnings Level shall become entitled to the amount of benefits of such higher Earnings Level, as of the Plan Anniversary coincident with or next following such increase in Earnings provided, that he is actively employed by the Company on such Plan Anniversary, that he is credited with six months or more of service in a qualifying position (under 2.1) and provided further that if the state of health and safety of such a Participant is not then determined to the satisfaction of the Administrator to be normal for his age group, on the basis of standards comparable to those customarily employed in the insurance industry in setting standard or reasonable premium rates, such increase in benefits shall apply only to the extent authorized by the Administrator. The Administrator shall advise any such Participant, in a written notice no later than sixty (60) days after the determination of his state of health and safety as required herein, of the dollar amount of benefits to be provided to him (or his Beneficiary) under the Plan, which dollar amount shall in no event be less than that to which he was entitled prior to such notice.

      3.4 Payment of Benefits. Retirement benefits will be eligible for payment on the first of the month following the Participant's Retirement Date. Death Benefits will be paid to the participant's named beneficiary on the first of the month following the Participant's date of death. All Retirement and Death benefit payments shall be made in monthly installments and shall continue for fifteen (15) years from the date of the initial monthly payment.

                                ARTICLE IV
                 PORTABILITY AND ELIGIBILITY FOR BENEFITS
                        IN THE EVENT OF TERMINATION

      4.1 Subject to, in the cases of clauses (a), (b) and (c) only, the provisions of Article II, an Eligible Employee whose employment has terminated will be eligible for benefits if:

           (a)   The  Eligible  Employee retires under  the  Company's
     Pension Plan;

          (b)  The termination is due to total disability;

          (c) The Eligible Employee terminates for reasons other than 4.1(a), 4.1(b) or 4.1(d) and has beenemployed by the Company for ten (10) or more consecutive years or has five (5) years of Plan participation; or

           (d) The Eligible Employee is terminated following a Change in Control or Major Transaction (each as defined in Section 4.2 hereof) and such employee was employed by the Company prior to such Change in Control or Major Transaction.

     4.2  Definitions of Change in Control and Major Transaction

           (a) Change in Control. For purposes of the Plan, a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following:

                1. any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

               2. during any period of not more than two consecutive years (not including any period prior to August __, 1995), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause
          (I) of this paragraph or clauses (I), (II) or (III) of paragraph (b) below) whose election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority thereof.

           (b) Major Transaction. For purposes of the Plan, a Major Transaction shall occur upon the happening of the earliest to occur of the following:

                1. the shareholders of the Company approve a merger or consolidation of the Company with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Company or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities; or

                2. the shareholders of the Company approve a plan of complete liquidation of the Company; or

                3. the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds (2/3) of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

     For purposes of the Plan, "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

                                 ARTICLE V
                        DESIGNATION OF BENEFICIARY

     5.1 General. Beneficiary shall mean the person or persons designated by a Participant in writing, in a form acceptable to the Administrator, to receive benefits in the event of the Participant's death. Such a designation may be revoked in writing by the Participant at any time, and the last such designation executed by the Participant and filed with the Administrator shall control. A Participant may, by completing and filing with the Administrator a form provided by the Administrator for the purpose, waive entirely his right to designate a Beneficiary hereunder, or irrevocably assign such right to either the Company or the Beneficiary.

      5.2 Plan Designations. If there is no designated Beneficiary to receive any amount that becomes payable to a Beneficiary, or in the event a designated Beneficiary has predeceased the Participant, or if the Participant designated distribution according to the Plan ("Per Plan"), such balance shall be paid in equal shares to the person or persons in the first surviving class of the following classes of preference Beneficiaries:

           (a) Participant's surviving spouse, with a balance of payments that may be payable in the event that the spouse dies before the end of the fixed payment period, to be paid in order of preference to those designated in classes (b), (c) or (d) hereafter, or as my spouse may validly designate during his or her lifetime,

           (b) Participant's surviving issue, (including legally adopted issue), per stirpes and not per capita,

          (c)  Participant's surviving parents,

          (d)  Participant's estate.

      5.3   Interpretations.   Any ambiguity in the interpretation  of  the
Beneficiary designation shall be determined by the Administrator.

                                ARTICLE VI
                                  CLAIMS

      A Participant or Beneficiary who has become entitled to Benefits and who wishes payment to commence shall submit a claim to the Administrator in writing, in such form and with such supporting documents and authorizations as the Administrator may require. If a Participant's or a Beneficiary's claim for benefits is denied in whole or in part, he shall be entitled to a written explanation form the Administrator setting forth the specific reasons for the denial, and to a full and fair review by the Administrator of the decision denying the claim.

                                ARTICLE VII
                        EXCLUSIONS AND LIMITATIONS

     7.1  General.  No benefits shall be payable under the Plan:

           (a) on account of a Participant's death by suicide within two (2) years of his entry into the Plan, or

           (b) to a Participant (or his Beneficiary) within two (2) years after the Participant has materially misrepresented the state of his health or safety to the Company, or to any party designated by the Company, on the occasion of his entry into the Plan.

      In the case of a Participant who has become eligible for an increase in benefits under Section 3.3, no such increase shall apply:

           (a)   in the event of the Participant's suicide within  two
     (2) years after such increase becomes effective, or

           (b) within two (2) years following the Participant's material misrepresentation of the state of his health or safety to the Company, or to any party designated by the Company, on the occasion of his becoming eligible for an increase in benefits.

     No benefits shall be payable to a Participant (or his Beneficiary) who has materially misrepresented his age to the Company, except as the Administrator shall authorize in its sole discretion.

      7.2 Benefits as stated in Executed Certificate. No benefits shall apply to a terminated Participant except as shall be set forth in a valid Executed Certificate of Eligibility issued to him by the Administrator, according to such reasonable rules and procedures as the Administrator may establish.

      7.3 Employee Cooperation. The right of any Eligible Employee to participate in the Plan is conditioned upon and subject to his cooperation with the efforts of the Administrator to determine the state of his health and safety.

                               ARTICLE VIII
                            GENERAL PROVISIONS

      8.1 Obligation of the Company. Benefits under the Plan will be paid solely from the general assets of the Company. No funds or assets will be segregated or set aside by the Company for the payment of benefits, and no trust or escrow of any kind will be created with respect to the Plan by the Company.

      8.2 Amendments or Termination. This Plan may be amended or terminated at any time by affirmative vote of the Board of Directors of the Company; provided, however, that such amendment or termination shall not effect any Participant's right to benefits which arises prior to such amendment or termination.


      This Plan, as revised, has been executed on the behalf of the Company on the 2nd day of January, 1997.


                         NORTHWESTERN PUBLIC SERVICE COMPANY

                         By  /s/ Merle D. Lewis
                         _____________________________________
                              Merle D. Lewis, President & CEO